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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Third Quarter Fiscal 2017 Results

HOUSTON, TX - July 12, 2017 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its twelve-week third quarter fiscal 2017, which ended on June 7, 2017. Comparisons in this earnings release for the third quarter fiscal 2017 are referred to as “third quarter.”

Third Quarter Key Metrics

•	Same-store sales decreased 2.7% compared to third quarter fiscal 2016, which also represented an improvement sequentially compared to the second quarter fiscal 2017

•	Culinary Contract Services opened three new locations contributing approximately $1.0 million of revenue in the third quarter

•	Retail product sales generated approximately $0.4 million in revenue in the third quarter

•	Fuddruckers opened its newest company-owned location with first self-order kiosks near The Woodlands, Texas

•	Capital expenditures decreased $1.2 million in the third quarter compared to the third quarter fiscal 2016

Chris Pappas, President and CEO, commented, “In the third quarter, our team continued to exercise solid cost controls and reduce capital expenditures as previously planned, despite persistent economic and restaurant industry pressures that challenged same-store sales results. At our core brands, Luby’s Cafeterias and Fuddruckers, same-store sales improved sequentially, but reported declines of 2.5% and 0.9%, respectively, for the third quarter compared to the same period last year.

During the quarter, we were pleased with the addition of three new Culinary Contact Services locations which contributed over $1.0 million in revenue for this segment. In addition, retail product sales added $0.4 million in revenue in the third quarter. We also opened a new company-operated Fudduckers location near The Woodlands, Texas, with our first self-order kiosks."

Same-Store Sales Year-Over-Year Comparison

	Quarter Ended			Three Quarters Ended
	December 21, 2016	March 15, 2017	June 7, 2017	June 7, 2017
	Q1 2017(3)	Q2 2017(3)	Q3 2017(3)	YTD Q3 2017(3)
	(16 weeks vs 16 weeks)	(12 weeks vs 12 weeks)	(12 weeks vs 12 weeks)	(40 weeks vs 40 weeks)
Luby's Cafeterias	(2.2)%	(4.4)%	(2.5)%	(2.9)%
Fuddruckers	(1.6)%	(1.1)%	(0.9)%	(1.2)%
Combo locations (1)	(2.3)%	(6.5)%	(5.5)%	(4.7)%
Cheeseburger in Paradise	(7.8)%	(7.3)%	(9.8)%	(8.4)%
Total same-store sales (2)	(2.3)%	(3.8)%	(2.7)%	(2.9)%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the third quarter, there were 84 Luby’s Cafeterias locations, 62 Fuddruckers locations, all six Combo locations, and all eight Cheeseburger in Paradise locations that met the definition of same-stores.

(3)	Q1 2017, Q2 2017, Q3 2017, and YTD Q3 Fiscal 2017 same-store sales reflect the change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

Third Quarter Restaurant Sales:
($ thousands)

	Quarter Ended
Restaurant Brand	June 7, 2017	June 1, 2016	Change ($)	Change (%)
	(12 weeks)	(12 weeks)	(12 weeks vs 12 weeks)
Luby’s Cafeterias	$49,746	$51,808	$(2,062)	(4.0)%
Fuddruckers	23,713	24,790	(1,077)	(4.3)%
Combo locations	4,988	5,280	(292)	(5.5)%
Cheeseburger in Paradise	4,147	4,598	(451)	(9.8)%
Total Restaurant Sales	$82,594	$86,476	$(3,882)	(4.5)%

•
Luby’s Cafeterias sales decreased $2.1 million versus the third quarter fiscal 2016, due to the closure of three locations over the prior year and a 2.5% decrease in Luby’s same-store sales. The decrease was the result of a 7.1% decrease in guest traffic partially offset by a 4.6% increase in average spend per guest primarily due to a modest price increase and reduced discounting. We made a tactical discounting decision last year to promote our brand through BOGO ("buy one get one free") offers, which we estimate increased guest traffic by approximately 2.9% in the third quarter fiscal 2016.

•
Fuddruckers sales at company-owned restaurants decreased $1.1 million versus the third quarter fiscal 2016, due to five restaurant closings over the prior year and a 0.9% decrease in same-store sales, offset by the opening of one company-owned Fuddruckers location. The 0.9% decrease in same-store sales was the result of a 5.6% decrease in guest traffic offset by a 4.7% increase in average spend per guest.

•
Combo location sales decreased $0.3 million and represented 6.0% of total restaurant sales in the third quarter. Approximately 70% of the decline in sales occurred at one Combo location. Two of the six Combo locations increased sales by 5.5% and 1.2%, respectively.

•	Cheeseburger in Paradise sales decreased $0.5 million, or 9.8%.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $11.6 million, or 14.0% of restaurant sales, in the third quarter compared to $13.0 million, or 15.0% of restaurant sales, during the third quarter fiscal 2016. While cost controls were more efficient in labor scheduling, food cost management and lower restaurant supplies costs, an increase in certain restaurant services costs and utilities expense with lower overall sales volumes, led to the decrease in store level profitability. Store level profit is a non-GAAP measure, and reconciliation to loss from continuing operations is presented after the financial statements.

•
Culinary Contract Services revenues increased $0.6 million to $4.5 million with 25 operating locations during the third quarter. Culinary Contract Services benefited from the opening of four locations over the prior year, adding over $1.0 million in revenue in the third quarter, and from retail product sales that added $0.4 million in revenue in the third quarter. These new sources of revenue were partially offset by the closure of six locations over the prior year. Culinary Contract Services profit margin decreased to 7.1% of Culinary Contract Services sales in the third quarter compared to 9.2% in the third quarter fiscal 2016.

•
Franchise revenue decreased $109 thousand, or 6.9%, in the third quarter compared to the third quarter fiscal 2016. In the third quarter, franchisees closed two locations (one in Maryland and one in the Dominican Republic). Domestic same-store Fuddruckers franchise sales decreased 4.0% in the third quarter compared to the third quarter fiscal 2016.

•
Loss from continuing operations was $0.4 million, or a loss of $0.01 per diluted share, compared to a loss of $0.1 million, or a loss of $0.01 per diluted share, in the third quarter fiscal 2016. Excluding special non-cash items, loss from continuing operations was $0.7 million, or a loss of $0.02 per diluted share, in the third quarter compared to a loss of $6 thousand, or $0.00 per diluted share, in the third quarter fiscal 2016. Loss from continuing operations, excluding special items, is a non-GAAP measure, and reconciliation to loss from continuing operations is presented below.

Reconciliation of loss from continuing operations to loss from continuing operations, before special items (1,2):

	Q3 FY2017		Q3 FY2016
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(377)	$(0.01)	$(147)	$(0.01)
Net loss (gain) on disposition of property and equipment, and provision for asset impairments and restaurant closings, net	445	0.02	141	0.01
Fair value adjustment to performance awards liability	(772)	(0.03)	—	—
Loss from continuing operations, before special items	$(704)	$(0.02)	$(6)	$0.00

(1)
We use income (loss) from continuing operations, before special items, in analyzing results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby’s has reconciled loss from continuing operations, before special items, to loss from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax (adjustments assume an effective 34% tax rate).

Balance Sheet and Capital Expenditures

We ended the third quarter with a debt balance outstanding of $40.4 million, up from $37.0 million at the end of fiscal 2016. During the third quarter, our capital expenditures decreased to $2.2 million compared to $3.4 million in the third quarter fiscal 2016. At the end of the third quarter, we had $1.3 million in cash and $147.8 million in total shareholders’ equity.

Restaurant Counts:

	August 31, 2016	FY17 YTD Q3 Openings	FY17 YTD Q3 Closings	June 7, 2017
Luby’s Cafeterias(1)	91		(2)	89
Fuddruckers Restaurants(1)	75	1	(4)	72
Cheeseburger in Paradise	8		—	8
Other restaurants(2)	1		—	1
Total	175	1	(6)	170

(1)	Includes 6 restaurants that are part of Combo locations

(2)	Other restaurants include one Bob Luby’s Seafood Grill
Conference Call

Luby’s will host a conference call on July 13, 2017 at 10:00 a.m. Central Time to discuss further its third quarter fiscal 2017 results. To access the call live, dial (412) 902-0030 and use the access code 13664737#
at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through July 20, 2017 and may be accessed by calling (201) 612-7415 and using the access code 13664737#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 169 restaurants nationally as of July 12, 2017: 89 Luby’s Cafeterias, 71 Fuddruckers, eight Cheeseburger in Paradise and one Bob Luby’s Seafood Grill. Luby's is the franchisor for 113 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Italy, the Dominican Republic, Panama, and Colombia. Additionally, a licensee operates 34 restaurants with the exclusive right to use the Fuddruckers proprietary marks, trade dress, and system in certain countries in the Middle East. The Company does not receive revenue or royalties from these Middle East restaurants. Luby's Culinary Contract Services provides food service management to 25 sites consisting of healthcare and corporate dining locations.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Three Quarters Ended
	June 7, 2017	June 1, 2016	June 7, 2017	June 1, 2016
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)
SALES:
Restaurant sales	$82,594	$86,476	$271,741	$286,336
Culinary contract services	4,515	3,892	12,117	12,726
Franchise revenue	1,477	1,586	5,167	5,411
Vending revenue	133	143	417	437
TOTAL SALES	88,719	92,097	289,442	304,910
COSTS AND EXPENSES:
Cost of food	22,922	24,221	76,353	81,256
Payroll and related costs	29,519	30,748	97,486	100,007
Other operating expenses	13,796	13,572	47,207	45,728
Occupancy costs	4,923	5,065	16,720	17,242
Opening costs	134	117	431	688
Cost of culinary contract services	4,194	3,534	10,966	11,476
Cost of franchise operations	361	441	1,378	1,480
Depreciation and amortization	4,639	5,304	15,977	17,538
Selling, general and administrative expenses	6,764	9,227	29,531	32,312
Provision for asset impairments and restaurant closings	869	172	7,120	209
Net loss (gain) on disposition of property and equipment	(195)	42	219	(793)
Total costs and expenses	87,926	92,443	303,388	307,143
INCOME (LOSS) FROM OPERATIONS	793	(346)	(13,946)	(2,233)
Interest income	3	—	5	3
Interest expense	(569)	(482)	(1,898)	(1,674)
Other income (expense), net	(173)	88	(312)	(2)
Income (loss) before income taxes and discontinued operations	54	(740)	(16,151)	(3,906)
Provision (benefit) for income taxes	431	(593)	2,576	(1,438)
Loss from continuing operations	(377)	(147)	(18,727)	(2,468)
Income (loss) from discontinued operations, net of income taxes	(19)	13	(434)	(77)
NET LOSS	$(396)	$(134)	$(19,161)	$(2,545)
Loss per share from continuing operations:
Basic	$(0.01)	$(0.01)	$(0.64)	$(0.09)
Assuming dilution	$(0.01)	$(0.01)	$(0.64)	$(0.09)
Income (loss) per share from discontinued operations:
Basic	$(0.00)	$0.00	$(0.01)	$(0.00)
Assuming dilution	$(0.00)	$0.00	$(0.01)	$(0.00)
Net loss per share:
Basic	$(0.01)	$(0.01)	$(0.65)	$(0.09)
Assuming dilution	$(0.01)	$(0.01)	$(0.65)	$(0.09)
Weighted average shares outstanding:
Basic	29,536	29,259	29,453	29,207
Assuming dilution	29,536	29,259	29,453	29,207

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

			Three Quarters Ended
	March 15, 2017	March 9, 2016	June 7, 2017	June 1, 2016
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)

Restaurant sales	93.1%	93.9%	93.9%	93.9%
Culinary contract services	5.1%	4.2%	4.2%	4.2%
Franchise revenue	1.7%	1.7%	1.8%	1.8%
Vending revenue	0.1%	0.2%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:

(As a percentage of restaurant sales)
Cost of food	27.8%	28.0%	28.1%	28.4%
Payroll and related costs	35.7%	35.6%	35.9%	34.9%
Other operating expenses	16.7%	15.7%	17.4%	16.0%
Occupancy costs	6.0%	5.9%	6.2%	6.0%
Vending revenue	(0.2)%	(0.2)%	(0.2)%	(0.2)%
Store level profit	14.0%	15.0%	12.7%	14.9%

(As a percentage of total sales)
Marketing and advertising expenses	0.9%	1.2%	1.6%	1.4%
General and administrative expenses	6.7%	8.8%	8.6%	9.2%
Selling, general and administrative expenses	7.6%	10.0%	10.2%	10.6%
INCOME (LOSS) FROM OPERATIONS	0.9%	(0.4)%	(4.8)%	(0.7)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 7, 2017	August 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,326	$1,339
Trade accounts and other receivables, net	6,380	5,919
Food and supply inventories	4,528	4,596
Prepaid expenses	3,894	3,147
Assets related to discontinued operations	—	1
Deferred income taxes	176	540
Total current assets	16,304	15,542
Property held for sale	3,614	5,522
Assets related to discontinued operations	2,817	3,192
Property and equipment, net	182,084	193,218
Intangible assets, net	19,968	21,074
Goodwill	1,068	1,605
Deferred income taxes	6,737	8,738
Other assets	2,623	3,334
Total assets	$235,215	$252,225
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,741	$17,539
Liabilities related to discontinued operations	394	412
Current portion of credit facility debt	613	—
Accrued expenses and other liabilities	24,902	23,752
Total current liabilities	40,650	41,703
Credit facility debt, less current portion	39,520	37,000
Liabilities related to discontinued operations	16	17
Other liabilities	7,234	7,752
Total liabilities	$87,420	$86,472
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 29,591,836 and 29,440,041, respectively; shares outstanding were 29,091,836 and 28,940,041, respectively	9,469	9,421
Paid-in capital	31,503	30,348
Retained earnings	111,598	130,759
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	147,795	165,753
Total liabilities and shareholders’ equity	$235,215	$252,225

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Quarters Ended
	June 7, 2017	June 1, 2016
	(40 weeks)	(40 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,161)	$(2,545)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for asset impairments and net (gains) on property sales	7,338	(609)
Depreciation and amortization	15,977	17,555
Amortization of debt issuance cost	316	255
Share-based compensation expense	1,203	1,143
Deferred tax provision (benefit)	2,922	(1,983)
Cash provided by operating activities before changes in operating assets and liabilities	8,595	13,816
Changes in operating assets and liabilities:
Increase in trade accounts and other receivables	(460)	(967)
Decrease (Increase) in food and supply inventories	68	(516)
Increase in prepaid expenses and other assets	(5)	(614)
Decrease in accounts payable, accrued expenses and other liabilities	(4,522)	(311)
Net cash provided by operating activities	3,676	11,408
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	3,640	4,308
Decrease in notes receivable	—	17
Purchases of property and equipment	(10,114)	(14,358)
Net cash used in investing activities	(6,474)	(10,033)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	94,400	77,900
Revolver repayments	(122,900)	(79,400)
Proceeds from term loan	35,000	—
Term loan repayments	(3,063)	—
Debt issuance costs	(652)	(42)
Proceeds received on the exercise of employee stock options	—	75
Net cash provided by (used in) financing activities	2,785	(1,467)
Net decrease in cash and cash equivalents	(13)	(92)
Cash and cash equivalents at beginning of period	1,339	1,501
Cash and cash equivalents at end of period	$1,326	$1,409
Cash paid for:
Income taxes	$—	$—
Interest	1,228	1,368

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

	Quarter Ended		Three Quarters Ended
	June 7, 2017	June 1, 2016	June 7, 2017	June 1, 2016
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)

Store level profit	$11,567	$13,013	$34,392	$42,540

Plus:
Sales from culinary contract services	4,515	3,892	12,117	12,726
Sales from franchise operations	1,477	1,586	5,167	5,411

Less:
Opening costs	134	117	431	688
Cost of culinary contract services	4,194	3,534	10,966	11,476
Cost of franchise operations	361	441	1,378	1,480
Depreciation and amortization	4,639	5,304	15,977	17,538
Selling, general and administrative expenses	6,764	9,227	29,531	32,312
Provision for asset impairments and restaurant closings	869	172	7,120	209
Net loss (gain) on disposition of property and equipment	(195)	42	219	(793)
Interest income	(3)	—	(5)	(3)
Interest expense	569	482	1,898	1,674
Other income (expense), net	173	(88)	312	2
Provision (benefit) for income taxes	431	(593)	2,576	(1,438)
Loss from continuing operations	$(377)	$(147)	$(18,727)	$(2,468)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments and restaurant closings, non-cash compensation expense, franchise taxes, and decrease / (increase) in fair value of derivatives.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Three Quarters Ended
	June 7, 2017	June 1, 2016	June 7, 2017	June 1, 2016
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)

Loss from continuing operations	$(377)	$(147)	$(18,727)	$(2,468)
Depreciation and amortization	4,639	5,304	15,977	17,538
Provision (benefit) for income taxes	431	(593)	2,576	(1,438)
Interest expense	569	482	1,898	1,674
Interest income	(3)	—	(5)	(3)
Net loss (gain) on disposition of property and equipment	(195)	42	219	(793)
Provision for asset impairments and restaurant closings	869	172	7,120	209
Non-cash compensation expense (benefit)	(584)	425	874	1,594
Franchise Taxes	49	42	146	139
Decrease in Fair Value of Derivative	176	—	221	—
Adjusted EBITDA	$5,574	$5,727	$10,299	$16,452